Exhibit 1.1
EXECUTION COPY
National Rural Utilities
Cooperative Finance Corporation
$900,000,000 5.50% Collateral Trust Bonds due 2013
$400,000,000 Floating Rate Collateral Trust Bonds Due 2010
Underwriting Agreement
June 23, 2008
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, NY 10080
UBS Securities LLC
677 Washington Boulevard
Stamford, CT 06901
HSBC Securities (USA) Inc.
452 Fifth Avenue
New York, NY 10018
Scotia Capital (USA) Inc.
1 Liberty Plaza, 25th Floor
165 Broadway
New York, NY 10006
     As Representatives of the several Underwriters
Ladies and Gentlemen:
     National Rural Utilities Cooperative Finance Corporation, a District of Columbia cooperative association (the “Company”), proposes to issue $900,000,000 principal amount of its 5.50% Collateral Trust Bonds due 2013 (the “Fixed Rate Bonds”) and $400,000,000 principal amount of its Floating Rate Collateral Trust Bonds due 2010 (the “Floating Rate Bonds” and, together with the Fixed Rate Bonds, the “Bonds”), to be issued under and secured by an Indenture dated as of October 25, 2007, between the Company and U.S. Bank National Association, as trustee (the “Trustee”). Such Indenture, as amended by any supplemental indenture, is hereinafter called the “Indenture”. Certain terms used but not defined herein are defined in the Indenture. The Bonds are more fully described in the Registration Statement and in the Prospectus hereinafter mentioned. The Bonds will be issued in fully registered form only, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

          You have advised us (i) that you and any other firms and corporations named in Schedule I attached hereto (you and such firms and corporations being hereinafter called the “Underwriters”, which term shall also include any underwriter substituted as provided in Section 14 hereof), acting severally and not jointly, are willing to purchase, on the terms and conditions hereinafter set forth, the principal amount of the Bonds specified in such Schedule I and (ii) that you are authorized, on behalf of yourselves and the other Underwriters, to enter into this Agreement.
          1. Certain Representations and Warranties by the Company. As of the Applicable Time, as of the date hereof and as of the Closing Date, the Company represents and warrants to each Underwriter as follows:
     (a) Registration Statement and Prospectus. The Company meets the requirements for the use of Form S-3 under the Securities Act of 1993, as amended (the “Securities Act”), and has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement (No. 333-146960), as defined in Rule 405 under the Securities Act, on Form S-3, including a basic prospectus (the “Basic Prospectus”), for registration under the Securities Act of the offering and sale of the Bonds. Such registration statement, including any amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the registration statement or pursuant to Rule 424(b) under the Securities Act, one or more preliminary prospectus supplements, each of which has previously been furnished to you (the preliminary prospectus supplement to the Basic Prospectus relating to the Bonds used immediately prior to the filing of the Prospectus (as defined below), together with the Basic Prospectus, the “Preliminary Prospectus”). The Company will file with the Commission the prospectus relating to the Bonds in accordance with Rule 424(b) under the Securities Act (the prospectus supplement to the Basic Prospectus relating to the Bonds that is first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus, the “Prospectus”). As filed, the Prospectus shall contain all information required by the Securities Act and the rules promulgated thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time. A fixed rate final term sheet, containing solely a description of the terms of the Fixed Rate Bonds, substantially in the form of the Fixed Rate Collateral Trust Bond Term Sheet set forth on Schedule II attached hereto and approved by you, and a floating rate final term sheet, containing solely a description of the terms of the Floating Rate Bonds, substantially in the form of the Floating Rate Collateral Trust Bond Term Sheet set forth on Schedule II attached hereto and approved by you (together, the “Pricing Term Sheets”), have been prepared and will be filed pursuant to Rule 433(d) under the Securities Act, and all other material, if any, required to be filed by the Company pursuant to Rule 433(d) in connection with the offer and sale of the Bonds has been or will be so filed, in each case within the time period required under such Rule. The Company will not file any other amendment of such registration statement or prospectus or any supplement to such prospectus on or after the Applicable Time and prior to the date and time of delivery of and payment for the Bonds referred to in Section 3 hereof (the “Closing Date”), except with your approval. Such registration statement, including any amendments thereto, the financial statements and exhibits and any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed pursuant to Rule 430B or Rule 430C under the Securities Act to be included in the registration statement at the time it became effective, is hereinafter called the “Registration Statement”. Any reference in this Agreement to the Prospectus as amended or supplemented (including any preliminary prospectus supplement relating to the Bonds) shall include, without limitation, any prospectus or prospectus supplement filed with the Commission pursuant to Rule 424 under the Securities Act which amends or supplements the Prospectus.
     All references in this Agreement to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed as of the relevant time and date to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3; all references in this Agreement to financial statements and schedules and other information that is “contained”, “included”, “stated” or “set forth” (and all other references of like import) in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information that are or are deemed to be incorporated by reference from time to time in the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Basic Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to mean and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective or the issue date of the Basic Prospectus, the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference; provided that any statement in a document incorporated or deemed to be incorporated in the Registration Statement or the Prospectus shall be deemed not to be contained in the Registration Statement or the Prospectus if such statement has been modified or superseded by any statement in the Registration Statement or the Prospectus when such documents became effective or were filed with the Commission, or in the Preliminary Prospectus at the Applicable Time (as defined below).
     (b) Accuracy of Registration Statement and Prospectuses. The Preliminary Prospectus, together with the Pricing Term Sheets and any other Issuer Free Writing Prospectus listed on Schedule III hereto (collectively, the “Disclosure Package”), as of 5:30 p.m. on June 23, 2008 (the “Applicable Time”), did not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; at all times at and subsequent to the Applicable Time up to and including the Closing Date, and when any post-effective amendment thereof shall become effective, the Registration Statement (and the Registration Statement as amended if any post-effective amendment thereof shall have become effective) will comply in all material respects with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and, at all times at and subsequent to the Applicable Time up to and including the Closing Date, the Prospectus (and the Prospectus as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto) and the Disclosure Package will fully comply with the provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder and will not contain an untrue statement of a material fact and will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this paragraph (b) shall apply to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 (the “Trust Indenture Act”) of the Trustee or (ii) statements in, or omissions from, the Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter through you for use in connection with the preparation of the Registration Statement or the Prospectus, or any such amendment or supplement.
     (c) Issuer Free Writing Prospectuses. The Company has not made, and will not make (other than the Pricing Term Sheets and any other documents listed on Schedule III attached hereto), any offer relating to the Bonds that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) (any such free writing prospectus an “Issuer Free Writing Prospectus”) without the prior consent of the Representatives; the Company will comply with the requirements of Rule 433 under the Securities Act with respect to any such Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus did not and will not, as of its issue date and through the Closing Date, include any information that conflicts with the information contained in the Registration Statement and the Prospectus, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified; any such Issuer Free Writing Prospectus, when taken together with the information contained in the Registration Statement and the Prospectus, did not, when issued or filed pursuant to Rule 433 under the Securities Act, and will not through the Closing Date contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing sentence does not apply to statements in or omissions from the Disclosure Package made in reliance upon and in conformity with information furnished as herein stated or otherwise furnished in writing to the Company by or on behalf of any Underwriter through you for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 15 hereof.
     (d) WKSI Status. (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated reports filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Bonds in reliance on the exemption in Rule 163, the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.
     (e) Not an Ineligible Issuer. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) under the Securities Act) with respect to the Bonds and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Securities Act), without taking into account any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.
     (f) Accountants. The accountant who has certified or shall certify the financial statements filed and to be filed with the Commission as parts of the Registration Statement and the Prospectus is an independent registered public accounting firm with respect to the Company as required by the Securities Act and rules and regulations of the Commission thereunder and the rules and regulations of the Public Company Accounting Oversight Board.
     (g) Due Incorporation. The Company has been duly incorporated and is now, and on the Closing Date will be, a validly existing cooperative association in good standing under the laws of the District of Columbia, duly qualified and in good standing in each jurisdiction in which the ownership or leasing of properties or the conduct of its business requires it to be qualified (or the failure to be so qualified will not have a material adverse effect upon the business or condition of the Company), and the Company has the corporate power and holds all valid permits and other required authorizations from governmental authorities necessary to carry on its business as now conducted and as to be conducted on the Closing Date and as contemplated by the Prospectus.
     (h) Material Changes. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the

Prospectus, and except as set forth therein, there has not been any material adverse change in the financial condition or the results of operations of the Company, whether or not arising from transactions in the ordinary course of business.
     (i) Litigation. On the date hereof, except as set forth in the Disclosure Package and the Prospectus, the Company does not have any litigation pending of a character which in the opinion of counsel for the Company referred to in Section 13(c) hereof could reasonably be expected to result in a judgment or decree having a material adverse effect on the condition, financial or other, or the results of operations of the Company or on the power or ability of the Company to perform its obligations under this Agreement or the Indenture.
     (j) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.
     (k) Legality. The Indenture has been duly authorized by the Company, has been duly qualified under the Trust Indenture Act, and has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery by the Trustee, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law). On the Closing Date, the Bonds will be duly and validly authorized, and when issued, authenticated and paid for in accordance with the terms of this Agreement and the Indenture, will be valid and binding obligations of the Company, enforceable in accordance with their terms, (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject as to enforceability to general principles of equity, regardless of whether considered in a proceeding in equity or at law), and will be entitled to the benefits of the Indenture, and no further authorization, consent or approval of the members and no further authorization or approval of the Board of Directors of the Company or any committee thereof will be required for the issuance and sale of the Bonds as contemplated herein.
     (l) No Conflicts. Neither the issuance or sale of the Bonds nor the consummation of any other of the transactions herein contemplated will result in a violation of the District of Columbia Cooperative Association Act, as amended or the Articles of Incorporation or Bylaws of the Company or any provision of applicable law or result in a breach by the Company of any terms of, or constitute a default under, any other agreement or undertaking of the Company.
     (m) Security. The Indenture is effective to create in favor of the Trustee a security interest in the Mortgage Notes pledged pursuant thereto and the identifiable cash proceeds thereof and any other property, including cash and

Permitted Investments, pledged pursuant to the Indenture. Such security interest is perfected with respect to such pledged Mortgage Notes in the Trustee’s possession in New York, and with respect to such cash proceeds of such Mortgage Notes and any other property pledged pursuant to the Indenture, and has priority over any other security interest in such Mortgage Notes and such cash proceeds thereof and such other property created under the UCC, subject only to the exceptions permitted by the Indenture.
     (n) No Stop Order. The Commission has not issued and, to the best knowledge of the Company, is not threatening to issue any order preventing or suspending the use of the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto).
     (o) Regulation. The Company is not required to be registered as an investment company under the Investment Company Act of 1940.
     (p) Compliance with the Exchange Act. The documents incorporated by reference in the Basic Prospectus, and any amendment or supplement thereto, as of the dates they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act.
     (q) Compliance with the Sarbanes-Oxley Act. The Company and its directors and officers, in their capacities as such, are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith and (ii) the applicable regulations of the New York Stock Exchange.
     (r) Internal Controls. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls that comply with applicable securities laws and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the most recent management report on the effectiveness of the Company’s internal controls over financial reporting, (i) the Company has not identified any material weakness in the Company’s internal controls over financial reporting (whether or not remediated) and (ii) there has been no change in the Company’s internal controls over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal controls over financial reporting.

          2. Agreement to Purchase. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to you and any other Underwriters, severally and not jointly, and you and such other Underwriters, severally and not jointly, agree to purchase from the Company, at a purchase price of 99.244% of the principal amount in the case of the Fixed Rate Bonds and 99.750% of the principal amount in the case of the Floating Rate Bonds, the respective principal amounts of Bonds set forth opposite the names of the Underwriters in Schedule I hereto.
          3. Closing. Delivery of and payment for the Bonds shall be made at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, New York 10019 at 9:00 a.m., New York City time, on June 30, 2008 or such later date (not later than July 3, 2008) or location as you, as the Representatives of the Underwriters, shall designate, which date and time may be postponed by agreement between you, as the Representatives, and the Company or as provided in Section 14 hereof. Delivery of the Bonds shall be made to you, for the respective accounts of the several Underwriters, against payment by the several Underwriters through you of the purchase price thereof, to or upon the order of the Company by certified or official bank check or checks payable, or wire transfers, in immediately available funds. The Bonds shall be delivered in definitive global form through the facilities of The Depository Trust Company (“DTC”).
          4. Prospectuses. The Company has caused to be delivered to you, as the Representatives of the Underwriters, written or electronic copies of the Prospectus and the Disclosure Package and has consented to the use of such copies for the purposes permitted by the Securities Act. The Company agrees to deliver to you, as the Representatives of the Underwriters, without charge, from time to time during such period as in the opinion of Cravath, Swaine & Moore LLP, counsel for the Underwriters, the Prospectus as required by law to be delivered in connection with sales by an Underwriter or dealer, as many copies of the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectuses (and, in the event of any amendments or supplements thereto, such amended or supplemented Preliminary Prospectus, Prospectus or Issuer Free Writing Prospectus) as you, as the Representatives of the Underwriters, may reasonably request. If, at any time during the period in which the Company is (or but for the exemption in Rule 172 would be) required to deliver copies of a prospectus, as provided in this Section 4, any event known to the Company relating to or affecting the Company shall occur which should be set forth in an amendment of or supplement to the Disclosure Package or the Prospectus in order to make the statements in the Disclosure Package or the Prospectus not misleading in the light of the circumstances at the time it is delivered to the purchaser, or it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with law or with the rules and regulations of the Commission, the Company, at its expense, will promptly prepare and furnish to you for distribution to the Underwriters and dealers a reasonable number of copies of an amendment or amendments of or a supplement or supplements to the Disclosure Package or the Prospectus which will so amend or supplement the Disclosure Package or the Prospectus that, as amended or supplemented, it will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements in the Disclosure Package or the Prospectus not misleading in the light of the circumstances when it is delivered to a purchaser, and will comply with law and with such rules and regulations. The Company authorizes the Underwriters and all dealers effecting sales of the Bonds to use the Disclosure Package and the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Bonds in accordance with applicable provisions of the Securities Act and the applicable rules and regulations thereunder for the period during which the Company is required to deliver copies of the Prospectus as provided in this Section 4.
          5. Commission Proceedings as to Registration Statement. The Company agrees to advise you promptly, as the Representatives of the Underwriters, and to confirm such advice in writing (a) when any post-effective amendment of the Registration Statement shall have become effective and when any further amendment of or supplement to the Prospectus shall be filed with the Commission, (b) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for additional information and (c) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the initiation of any proceedings for that purpose. The Company will use every reasonable effort to prevent the issuance of such a stop order and, if any such order shall at any time be issued, to obtain the withdrawal thereof at the earliest possible moment.
          6. Blue Sky. The Company will diligently endeavor, when and as requested by you, to qualify the Bonds, or such portion thereof as you may request, for offering and sale under the securities or blue sky laws of any jurisdictions which you shall designate.
          7. Earnings Statement. The Company agrees to make generally available to its securityholders, in accordance with Section 11(a) of the Securities Act and Rule 158 thereunder, an earnings statement of the Company (which need not be audited) in reasonable detail and covering a period of at least 12 months beginning after the effective date of the Registration Statement.
          8. No Fiduciary Duty. The Company acknowledges and agrees that in connection with this offering, sale of the Bonds or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the public offering price of the Bonds, and such relationship between the Company, on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arm’s-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Company. The Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the foregoing matters in this Section 8.
          9. Clearance and Settlement. The Company will cooperate with the Underwriters to permit the Bonds to be eligible for clearance and settlement through DTC.
          10. Expenses. The Company agrees to pay all fees and expenses in connection with (a) the preparation, printing and filing of the Registration Statement (including all exhibits to the Registration Statement), the Basic Prospectus, the Preliminary Prospectus, the Prospectus, and any amendments thereof and supplements thereto, including any Issuer Free Writing Prospectus, and the furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (b) the issuance of the Bonds, (c) the rating of the Bonds by rating agencies, (d) the delivery of the Bonds to you in New York City for the respective accounts of the several Underwriters, (e) the qualifying of the Bonds as provided in Section 6 hereof and the determination of the eligibility of the Bonds for investment under the laws of such jurisdictions as you may designate (including fees of not more than $10,000 and disbursements of counsel for the Underwriters in connection therewith), (f) the fees and disbursements of the accountants required to provide the letters identified in Section 13(d), and (g) any fees of a book-entry depositary, listing agent, paying agent or transfer agent.
          11. Reserved.
          12. Indemnities.
     (a) By the Company. The Company agrees to indemnify and hold harmless each Underwriter, its directors and officers, and each person who controls any Underwriter within the meaning of Section 15 of the Securities Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse the Underwriters and such controlling persons, as incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), any preliminary prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus, if used within the period during which the Underwriters are authorized to use the Prospectus as provided in Section 4 hereof, or the omission or alleged omission to state therein (if so used) a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the indemnity agreement contained in this Section 12(a) shall not apply to any such losses, claims, damages, liabilities or actions arising out of, or based upon, any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in Section 15 or otherwise furnished in writing to the Company by or on behalf of any Underwriter through you for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto, any preliminary prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.
     (b) By the Underwriters. Each Underwriter severally and not jointly agrees, in the manner and to the same extent as set forth in Section 12(a) hereof, to indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, the directors of the Company and those officers of the Company who shall have signed the Registration Statement, with respect to any statement in or omission from the Registration Statement or in any amendment thereof or supplement thereto, the Prospectus (as amended or supplemented, if the Company shall have filed with the Commission any amendment thereof or supplement thereto), any preliminary prospectus, the Disclosure Package or any Issuer Free Writing Prospectus, if such statement or omission was made in reliance upon and in conformity with information furnished as herein stated in Section 15 or otherwise furnished in writing to the Company through you on behalf of such Underwriter for use in connection with the preparation of the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto or any Issuer Free Writing Prospectus. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.
     (c) General. Each indemnified party will, within 10 days after the receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought from an indemnifying party on account of an indemnity agreement contained in this Section 12, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party so to notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability which it may have to such indemnified party on account of the indemnity agreement contained in this Section 12 or otherwise. Except as provided in the next succeeding sentence, in case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice in writing from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party will not be liable to such indemnified party under this Section 12 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Such indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of such counsel has been authorized in writing by the indemnifying party in connection with the defense of such action, (ii) such indemnified party shall have been advised by such counsel that there are material legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party) or (iii) the indemnifying party shall not have assumed the defense of such action and employed counsel therefor satisfactory to such indemnified party within a reasonable time after notice of commencement of such action, in any of which events such fees and expenses shall be borne by the indemnifying party. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include any statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder without the consent of the indemnifying party (which consent shall not be unreasonably withheld).
     (d) Contribution. If the indemnification provided for in this Section 12 shall for any reason be unavailable to an indemnified party under Section 12(a) or 12(b) hereof in respect of any loss, claim, damage or liability or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Bonds or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Bonds (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters with respect to such offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 12(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 12(d) shall be deemed to include, for purposes of this Section 12(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 12(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Bonds underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 12(d) are several in proportion to their respective underwriting obligations and not joint.
     (e) Survival of Indemnities. The respective indemnity and contribution agreements of the Company and the Underwriters contained in this Section 12, and the representations and warranties of the Company set forth in Section 1 hereof, shall remain operative and in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any Underwriter or any such controlling person or the Company or any such controlling person, director or officer, and shall survive the delivery of the Bonds, and any successor of any Underwriter or of any such controlling person or of the Company, and any legal representative of any such controlling person, director or officer, as the case may be, shall be entitled to the benefit of the respective indemnity and contribution agreements.
          13. Conditions to Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of and compliance with the representations and warranties of the Company contained in Section 1 hereof, as of the date hereof and as of the Closing Date, and to the following further conditions:

     (a) Effectiveness of Registration Statement. No stop order suspending the effectiveness of the Registration Statement or qualification of the Indenture shall be in effect on the Closing Date, and no proceedings for the issuance of such an order shall be pending or, to the knowledge of the Company or you, threatened by the Commission on the Closing Date.
     (b) Opinion of Counsel for the Underwriters. You, as the Representatives of the Underwriters, shall have received from Cravath, Swaine & Moore LLP an opinion and letter, each dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Bonds, the form of the Registration Statement, the Prospectus (other than the financial statements and other information of a statistical, accounting or financial nature included therein), the Disclosure Package as of the Applicable Time and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
     (c) Opinions of Counsel for the Company. The Company shall have furnished to you, as the Representatives of the Underwriters, on the Closing Date, addressed to the Underwriters and dated the Closing Date, (i) the opinion and letter of Hogan & Hartson LLP, counsel for the Company, which opinion and letter shall be satisfactory in form and scope to counsel for the Underwriters, substantially to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto and (ii) the opinion of John Jay List, Esq., General Counsel of the Company, which opinion shall be satisfactory in form and scope to counsel for the Underwriters substantially to the effect set forth in Exhibit B hereto.
     (d) Accountants’ Letter. On each of the date hereof and the Closing Date, Deloitte and Touche LLP shall have furnished to the Representatives separate letters (which may refer to letters previously delivered to one or more of the Representatives), dated as of the date hereof and the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:
     (i) in their opinion the audited consolidated financial statements included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;
     (ii) on the basis of a reading of the latest unaudited consolidated financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an audit in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the shareholders and directors of the Company and the audit and executive committees thereof and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to the date of the most recent audited consolidated financial statements in or incorporated in the Prospectus, nothing came to their attention which caused them to believe that: (1) any unaudited consolidated financial statements included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to the financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited consolidated financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated in the Registration Statement and the Prospectus; or (2) with respect to the period subsequent to the date of the most recent audited or unaudited consolidated financial statements incorporated in the Registration Statement and the Prospectus, there were, at a specified date not more than five business days prior to the date of the letter, any change in members’ capital reserve, increase in long-term debt in excess of 2%, decrease in total assets in excess of 2%, any decreases in total equity, net interest income or net income of the Company, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and
     (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including certain information included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K and in the Company’s Quarterly Reports on Form 10-Q incorporated in the Registration Statement and Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.
     References to the Prospectus in this paragraph (d) include any supplement thereto at the date of the letter.
     (e) Officer’s Certificate. You shall have received, on the Closing Date, a certificate of the Company dated the Closing Date, signed on its behalf by the President, the Governor or a Vice President of the Company, to the effect that the signer of such certificate has examined the Registration Statement and the Prospectus and that (i) in such person’s opinion, as of the effective date of the Registration Statement, the Registration Statement did not contain an untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, as of the Applicable Time, the Disclosure Package did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the Prospectus as of its date and as of the Closing Date did not contain an untrue statement of a material fact and did not omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the representations and warranties of the Company herein are true and correct as of the Closing Date and (iii) the Pledged Property consists solely of Mortgage Notes, cash and/or Permitted Investments or, if such is not the case, a description of the other collateral included in the Pledged Property.
     (f) (i) The Company shall not have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, exclusive of any amendment or supplement thereto after the date hereof, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package or the Prospectus; (ii) since such date there shall not have been any change in the members’ equity or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, member’s equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Disclosure Package or the Prospectus, the effect of which, in any such case described in clauses (i) or (ii), is, in your reasonable judgment, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Bonds on the terms and in the manner contemplated in the Disclosure Package and the Prospectus or (iii) on or after the date hereof: (a) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act and (b) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities.
     (g) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities of the Company or generally on The New York Stock Exchange, (ii) a banking moratorium on commercial banking activities in New York declared by Federal or state authorities, (iii) any outbreak of hostilities involving the United States, any escalation of hostilities involving the United States, any attack on the United

States or any act of terrorism in which the United States is involved, (iv) any major disruption in the settlement of securities in the United States or any other relevant jurisdiction or a declaration of a national emergency or war by the United States or (v) such a material adverse change in general economic, political or financial conditions domestically or internationally (or the effect of international conditions on the financial markets in the United States or the effect of conditions in the United States on international financial markets shall be such) the effect of which, in any such case described in clauses (iii) or (iv), is, in your reasonable judgment, to make it impracticable or inadvisable to proceed with the public offering or delivery of the Bonds on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.
     (h) Miscellaneous. The Company shall have taken, on or prior to the Closing Date, all other action, if any, which it is stated in the Registration Statement (or any post-effective amendment thereof), the Prospectus (as amended or supplemented, if so amended or supplemented) or the Disclosure Package that the Company will take prior to or concurrently with the issuance and delivery of the Bonds, and all agreements herein contained to be performed on the part of the Company on or prior to the Closing Date shall have been so performed.
     (i) Other Documents. The Company shall have furnished to you and to Cravath, Swaine & Moore LLP such further certificates and documents as you or they may have reasonably requested prior to the Closing Date.
If any of the conditions specified in this Section 13 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement and all obligations of the Underwriters hereunder may be canceled on, or at any time prior to, the Closing Date by you, as the Representatives of the Underwriters. Notice of such cancelation shall be given to the Company in writing, or by telegraph, telephone or telex confirmed in writing.
          14. Substitution of Underwriters. If any one or more of the Underwriters shall fail or refuse on the Closing Date to purchase and pay for the Bonds which it or they have agreed to purchase hereunder, then (a) if the aggregate principal amount of the Bonds which the defaulting Underwriter or Underwriters so agreed to purchase shall not exceed 10%, the nondefaulting Underwriters shall be obligated to purchase the Bonds from the Company, in proportion to their respective obligations hereunder and upon the terms herein set forth or (b) if the aggregate principal amount of the Bonds which the defaulting Underwriter or Underwriters so agreed to purchase shall exceed 10%, either you, as the Representatives of the Underwriters, or the Company shall have the right at any time prior to 9:30 a.m., New York City time, on the next business day after the Closing Date to procure one or more of the other Underwriters, or any others, to purchase such Bonds from the Company, in such amounts as may be agreed upon and upon the terms herein set forth. If within such specified time neither you, as the Representatives, nor the Company shall have procured such other Underwriters or any others to purchase the Bonds agreed to be purchased by the defaulting Underwriter or Underwriters, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or of the Company. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 14, the Closing Date may be postponed for such period, not exceeding seven days, as you, as the Representatives, shall determine in order that any required changes in the Registration Statement, the Prospectus or the Disclosure Package or in any other documents or arrangements may be effected. Any action taken or termination of this Agreement under this Section 14 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
          15. Information Furnished by Underwriters. The Company acknowledges that (i) the table of underwriters and their respective participation in the sale of the Bonds, (ii) the first paragraph under the table of underwriters related to offering price, concessions and reallowances and (iii) the third paragraph under the table of underwriters related to stabilization, syndicate covering transactions and penalty bids under the heading “Underwriting” in the prospectus supplement portion of the Prospectus, and the last two paragraphs under the heading “Plan of Distribution” in the Prospectus, constitute the only information furnished in writing by you, on behalf of the Underwriters, for inclusion therein, and you, as the Representatives of the Underwriters, confirm that such statements are correct.
          16. Research Analyst Independence. The Company acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering of the Bonds that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by such Underwriters’ investment banking divisions. The Company acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.
          17. Termination. This Agreement shall be subject to termination by you, by notice given to the Company prior to delivery of and payment for the Bonds, if prior to such time any of the events described in Sections 13(f) or 13(g) occurs.
          18. Miscellaneous.
     (a) Except as otherwise expressly provided in this Agreement, (i) whenever notice is required by all the provisions of this Agreement to be given to the Company, such notice shall be in writing addressed to the Company at its office, Woodland Park, 2201 Cooperative Way, Herndon, Virginia 20171, attention of the Governor and (ii) whenever notice is required by the provisions of this Agreement to be given to you, as the Representatives of the Underwriters or of any of them, such notice shall be in writing addressed to the offices of Merrill Lynch, Pierce, Fenner & Smith Incorporated at 4 World Financial Center, New York, NY 10080, Attention: Global Origination Counsel, UBS Securities LLC, 677 Washington Boulevard, Stamford, CT 06901, Attention: Fixed Income Syndicate, HSBC Securities (USA) Inc. at 452 Fifth Avenue, Transaction Management Group — 3rd Floor, New York, NY 10018, and Scotia Capital (USA) Inc. at 1 Liberty Plaza, 25th Floor, 165 Broadway, New York, NY 10006, Attention: Greg Greer.
     (b) The Company agrees to furnish to you and to Cravath, Swaine & Moore LLP, without charge, a signed copy of the Registration Statement and each amendment thereof, including all financial statements and all exhibits thereto (except such financial statements and exhibits as are incorporated therein by reference and which shall have been previously furnished to you), and to furnish to each of the other Underwriters, without charge, a copy of the Registration Statement and each amendment thereof, including all financial statements (except such financial statements as are incorporated therein by reference) but without exhibits.
     (c) This Agreement is made solely for the benefit of the several Underwriters and the Company and their respective successors and assigns, and, to the extent provided in Section 12 hereof, any controlling person referred to in such Section 12 and the directors of the Company and those officers of the Company who shall have signed the Registration Statement, and their respective legal representatives, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successor” or the term “successors and assigns” as used in this Agreement shall not include any purchaser, as such purchaser, from any of the Underwriters of the Bonds.
     (d) If this Agreement shall be canceled or terminated by the Underwriters on any of the grounds referred to or specified in Section 13 hereof or because of any failure or refusal on the part of the Company to comply with any of the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters severally for all their out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by them in connection with the subject matter of this Agreement.
     (e) The term “business day” as used in this Agreement shall mean any day on which The New York Stock Exchange, Inc. is open for trading.
     (f) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS.

     (g) Section headings have been inserted in this Agreement as a matter of convenience of reference only and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provision of this Agreement.
     (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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          Please confirm that you are acting on behalf of yourselves and the other several Underwriters and that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.

Very truly yours, NATIONAL RURAL UTILITIES COOPERATIVE FINANCE CORPORATION
by	/s/ Steven L. Lilly
	Name:	Steven L. Lilly
	Title:	Sr. Vice President & Chief Financial Officer

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Acting on behalf of ourselves and the other several Underwriters named in Schedule I attached hereto, we hereby confirm as of the date hereof that this letter correctly sets forth the agreement between the Company and the several Underwriters:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

by	/s/ Eric Withrow
	Name:	Eric Withrow
	Title:	Vice President

UBS SECURITIES LLC
by	/s/ Christopher Fernando
	Name:	Christopher Fernando
	Title:	Associate Director

by	/s/ John Doherty
	Name:	John Doherty
	Title:	Managing Director

HSBC SECURITIES (USA) INC.
by	/s/ Maureen K. Sweeny
	Name:	Maureen K. Sweeny
	Title:	Vice President

SCOTIA CAPITAL (USA) INC.
by	/s/ Greg Greer
	Name:	Greg Greer
	Title:	Managing Director

SCHEDULE I
Underwriting Agreement dated June 23, 2008
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION

		$400,000,000
	$900,000,000	Principal Amount
	Principal Amount	of Floating Rate
	of 5.50% Collateral	Collateral Trust
	Trust Bonds	Bonds
	due 2013	due 2010
Underwriter	to be Purchased	to be Purchased

Merrill Lynch, Pierce, Fenner & Smith Incorporated	$191,250,000	$85,000,000
UBS Securities LLC	191,250,000	85,000,000
HSBC Securities (USA) Inc.	191,250,000	85,000,000
Scotia Capital (USA) Inc.	191,250,000	85,000,000
KeyBanc Capital Markets, A division of McDonald Investments, Inc.	27,000,000	12,000,000
Lazard Capital Markets LLC	27,000,000	12,000,000
Mizuho Securities USA Inc.	27,000,000	12,000,000
SunTrust Capital Markets, Inc.	27,000,000	12,000,000
Comerica Securities, Inc.	9,000,000	4,000,000
PNC Capital Markets, LLC	9,000,000	4,000,000
Piper Jaffray & Co.	9,000,000	4,000,000
Total	$900,000,000	$400,000,000

SCHEDULE II
Underwriting Agreement dated June 23, 2008
NATIONAL RURAL UTILITIES
COOPERATIVE FINANCE CORPORATION
FORM OF FIXED RATE COLLATERAL TRUST BOND TERM SHEET

Issuer:	National Rural Utilities Cooperative Finance Corporation

Ratings:	A1 by Moody’s Investors Service / A+ by Standard & Poor’s Ratings Services / A+ by Fitch Ratings

Principal Amount:	$900,000,000

Security Type:	Collateral Trust Bonds

Legal Format:	SEC Registered

Pricing Date:	June 23, 2008

Settlement Date:	T+ 5; June 30, 2008

Maturity Date:	July 1, 2013

Coupon:	5.500%

Price to Public:	99.844% of face amount

Benchmark Treasury:	3.500% due May 31, 2013

Benchmark Treasury Price and Yield:	99-1/2 + / 3.636%

Spread to Benchmark Treasury:	190 basis points

Yield to Maturity:	5.536%

Interest Payment Dates:	Semi-annually on July 1 and January 1, commencing January 1, 2009

Make-Whole Call	At any time at the greater of a price of 100% or at a discount rate of Treasury plus 30 basis points

Denominations:	$2,000 x $1,000

CUSIP:	637432LM5

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC HSBC Securities (USA) Inc. Scotia Capital (USA) Inc.

Senior Co-Managers:	KeyBanc Capital Markets, A division of McDonald Investments, Inc. Lazard Capital Markets LLC Mizuho Securities USA Inc. SunTrust Capital Markets, Inc.

Junior Co-Managers	Comerica Securities, Inc. PNC Capital Markets, LLC Piper Jaffray & Co
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Merrill Lynch, Pierce, Fenner & Smith Incorporated by calling toll-free at 1-866-500-5408, UBS Securities LLC by calling toll-free at 1-877-827-6444, ext. 561-3884, HSBC Securities (USA) Inc. by calling toll-free at 1-866-811-8049 and Scotia Capital (USA) Inc. by calling toll-free at 1-800-372-3930.

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FORM OF FLOATING RATE COLLATERAL TRUST BOND TERM SHEET
          In addition to the securities described in the preliminary prospectus supplement, the Issuer is also issuing a series of Floating Rate Collateral Trust Bonds due July 1, 2010. Certain of the terms of the Floating Rate Collateral Trust Bonds are described below. In addition to the terms described below, the terms set forth in the section of the preliminary prospectus supplement entitled “Description of the Bonds”, other than “-Interest on the Bonds” and “-Make Whole Redemption,” relate to the description of the Floating Rate Collateral Trust Bonds as does the section of the base prospectus entitled “Description of the Collateral Trust Bonds”.

Issuer:	National Rural Utilities Cooperative Finance Corporation

Ratings:	A1 by Moody’s Investors Service / A+ by Standard & Poor’s Ratings Services / A+ by Fitch Ratings

Principal Amount:	$400,000,000

Interest Rate Basis:	USD-LIBOR-Reuters (Reuters Page LIBOR01)

Security Type:	Collateral Trust Bonds

Legal Format:	SEC Registered

Pricing Date:	June 23, 2008

Settlement Date / Issue Date:	T+5; June 30, 2008. Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade bonds on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the bonds initially will settle T + 5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of bonds who wish to trade such bonds on the date of pricing or the next succeeding business day should consult their own advisor

Maturity Date:	July 1, 2010

Denominations:	$2,000 x $1,000

Interest Rate:	The Interest Rate for the first Interest Period will be the three-month U.S. dollar London Interbank Offered Rate (“LIBOR”) as determined on June 26, 2008 plus the Spread. Thereafter, the Interest Rate for any Interest Period will be the 3-month U.S. dollar (“USD”) LIBOR as determined on the applicable Interest Determination Date plus the Spread. The Interest Rate will be reset quarterly on each Interest Reset Date.

The Calculation Agent will determine U.S. dollar LIBOR in accordance with the following provisions: With respect to any Interest Determination Date, U.S. dollar LIBOR will be the rate for deposits in U.S. dollars having a maturity of three months commencing on the Interest Reset Date that appears on the designated LIBOR page as of 11:00 a.m., London time, on that Interest Determination Date. If no rate appears, U.S. dollar LIBOR, in respect of that Interest Determination Date, will be determined as follows:

the Calculation Agent will request the principal London offices of each of four major reference banks in the London interbank market, as selected by the Calculation Agent (after consultation with us), to provide the Calculation Agent with its offered quotation for deposits in U.S. dollars for the period of three months, commencing on the Interest Reset Date, to prime banks in the London Interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time. If at least two quotations are provided, then U.S. dollar LIBOR on that Interest Determination Date will be the arithmetic mean of those quotations. If fewer than two quotations are provided, then U.S. dollar LIBOR on the Interest Determination Date will be the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York City time, on the Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent

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(after consultation with us) for loans in U.S. dollars to leading European banks, having a three-month maturity and in a principal amount that is representative for a single transaction in U.S. dollars in that market at that time; provided, however, that if the banks selected by the Calculation Agent are not providing quotations in the manner described by this sentence, U.S. dollar LIBOR determined as of that Interest Determination Date will be U.S. dollar LIBOR in effect on that Interest Determination Date. The designated LIBOR page is the Reuters screen “LIBOR01”, or any successor service for the purpose of displaying the London interbank rates of major banks for U.S. dollars. The Reuters screen “LIBOR01” is the display designated as the Reuters screen “LIBOR01”, or such other page as may replace the Reuters screen “LIBOR01” on that service or such other service or services as may be denominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. dollar deposits. All calculations made by the Calculation Agent for the purposes of calculating the Interest Rate on the Notes shall be conclusive and binding on the holders of bonds, the Issuer and the trustee, absent manifest error.

Price to Public:	100% of face amount

Base Rate:	USD 3-month LIBOR

Spread:	77.5 basis points

Interest Payment Dates:	July 1, October 1, January 1 and April 1 of each year, subject to the modified following Day Count Convention

Initial Interest Payment Date:	October 1, 2008

Interest Periods:	The first Interest Period will be the period from and including the Issue Date to but excluding the immediately succeeding Interest Payment Date. Thereafter, the Interest Period will be the periods from and including an Interest Payment Date to but excluding the immediately succeeding Interest Payment Date

Interest Determination Date:	Second London Business Day preceding the Interest Reset Date

London Business Day:	A day on which deposits in United States dollars are transacted in the London Interbank market

Business Day:	Any week day other than a day on which banking institutions in the borough of Manhattan, city and state of New York or in London are authorized by law to close

Interest Reset Dates:	January 1, April 1, July 1, and October 1, subject to modified following day Count Convention

Initial Interest Reset Date:	October 1, 2008

Index Maturity:	Three Month

Day Count:	Actual / 360

Day Count Convention:	Modified following, which means that if an interest payment date for the Floating Rate Collateral Trust Bonds falls on a day that is not a business day, the interest payment date shall be postponed to the next succeeding business day unless such next succeeding business day would be in the following month, in which case, the interest payment date shall be the immediately preceding business day

Redemption:	Not redeemable at the option of the Issuer

CUSIP:	637432LN3

Calculation Agent:	U.S. Bank National Association

Joint Book-Running Managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated UBS Securities LLC HSBC Securities (USA) Inc. Scotia Capital (USA) Inc.

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Senior Co-Managers:	KeyBanc Capital Markets Inc. Lazard Capital Markets, LLC Mizuho Securities USA Inc. SunTrust Robinson Humphrey, Inc.

Junior Co-Managers:	Comerica Securities, Inc. PNC Capital Markets, LLC Piper Jaffray & Co.
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.
The issuer has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for this offering. Before you invest, you should read the prospectus for this offering in that registration statement, and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by searching the SEC online database (EDGAR®) at www.sec.gov. Alternatively, you may obtain a copy of the prospectus from Merrill Lynch, Pierce, Fenner & Smith Incorporated at 1-866-500-5408, UBS Securities LLC by calling toll-free at 1-877-827-6444, ext. 561-3884, HSBC Securities (USA) Inc. by calling toll-free at 1-866-811-8049, and Scotia Capital (USA) Inc. toll-free at 1-800-372-3930.

SCHEDULE III
Final Fixed Rate Term Sheet and Final Floating Rate Term Sheet as per Schedule II